RESTATED SHARE TRANSFER AGREEMENT

THIS RESTATED SHARE TRANSFER AGREEMENT (the "Agreement") is made and entered into as of June 2, 2025, by and between:

1. 2. Intrepid View Partners, LP, (the "Seller"), and

Spectral Capital Corporation (the "Buyer").

The Seller and Buyer may each be referred to herein individually as a "Party" and collectively as the "Parties."

1. Transfer of Shares

1.1 Agreement to Transfer

This Agreement is a restatement of the Share Transfer Agreement previously entered into between the Parties.  This Agreement was restated as the Buyer has undergone significant corporate changes since the Parties first contemplated this transaction and the Seller wishes for the Buyer to affirm that the Buyer has received adequate disclosures regarding the current business, operations and financial condition of the Seller and still wishes to proceed with the Agreement.  The Seller agrees to sell, assign, and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, 169,889 common shares (the "Shares") in a leading global multi-billion dollar Worldwide Autonomous Vehicle company with a next-generation approach to assisted and automated driving based on end-to-end AI (the “WAV Company"), subject to the terms and conditions set forth in this Agreement.

1.2 Purchase Price

The Buyer agrees to pay the Seller $100 per Share, for a total purchase price of sixteen million nine hundred eighty eight thousand, nine hundred dollars ($16,988,900) (the "Purchase Price").

1.3 Payment Terms

The Purchase Price shall be paid by the Buyer in the form of common shares in Spectral Capital at $10 per share for a total of 1,698,890 shares of Spectral.

2. Delivery of Shares

2.1 Delivery Date.

The Shares shall be delivered to the Buyer after a restricted holding period of 12 months.

2.2 Transfer and Registration

The Seller shall take all reasonable steps necessary to transfer the Shares to the Buyer, including executing any documentation required by the Company and its transfer agent. The Buyer acknowledges that the transfer may be subject to delays caused by any required corporate approvals or regulatory compliance. BOTH THE WAV AND THE SPECTRAL SHARES ARE RESTRICTED FROM SALE FOR THREE YEARS.

3. Acknowledgment of Restrictions and Compliance

3.1 Restricted Shares

The Buyer understands that the Shares are restricted securities under U.S. federal and state securities laws, and that they may not be resold, transferred, or otherwise disposed of unless an exemption from registration applies or the Shares are registered under applicable securities laws.

3.2 Company’s Requirements

The Buyer agrees to execute and deliver any necessary documents, certifications, shareholder agreements, or other forms required by the WAV Company to effectuate the transfer of the Shares, including any stock transfer agreements, investment representations, or acknowledgments of restrictions.

3.3 Legend on Shares

The Buyer acknowledges that the stock certificates or book-entry statements representing the Shares may bear a restrictive legend indicating that the Shares have not been registered under the Securities Act of 1933 and are subject to transfer restrictions.

4. Representations and Warranties

4.1 Seller’s Representations and Warranties

The Seller represents and warrants to the Buyer that: (a) The Seller is the legal and beneficial owner of the Shares and has full authority to sell and transfer the Shares to the Buyer free and clear of any liens, encumbrances, or restrictions, except as imposed by law.

(b) The execution, delivery, and performance of this Agreement will not violate any agreements, commitments, or applicable laws binding on the Seller.

(c) The Seller makes no representations or warranties regarding the Company, the financial condition of the Company, or the future value of the Shares.

4.2 Buyer’s Representations and Warranties

The Buyer represents and warrants to the Seller that: (a) The Buyer has sufficient knowledge and experience in financial and business matters to evaluate the risks and merits of purchasing the Shares.

(b) The Buyer is acquiring the Shares for investment purposes only and not with a view to resale or distribution in violation of securities laws.

(c) The Buyer understands that the Shares are subject to transfer restrictions and agrees to comply with any applicable restrictions, including those imposed by WAV

(d) The Buyer acknowledges that the purchase of the Shares involves a high degree of risk and has conducted their own due diligence regarding the Company.

5. Indemnification

Each Party agrees to indemnify, defend, and hold harmless the other Party from and against any and all claims, losses, liabilities, or damages resulting from any breach of the representations and warranties made herein.

6. Miscellaneous

6.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

6.2 Entire Agreement

This Agreement constitutes the entire understanding between the Parties and supersedes all prior discussions, negotiations, and agreements, whether written or oral.

6.3 Amendments

No modification or amendment of this Agreement shall be valid unless made in writing and signed by both Parties.

6.4 Assignment

Neither Party may assign their rights or obligations under this Agreement without the prior written consent of the other Party.

6.5 Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.6 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the Parties hereto have executed this Share Transfer Agreement as of the date first written above.

SELLER:

Intrepid View Partners, LP

Signature: ___________________________

V. Warner Walle

Managing Director

Date: May 30, 2025

BUYER:

Spectral Capital Corporation

Signature: ___________________________

Jenifer Osterwalder

CEO

Date: May 30, 2025